SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 21, 1997

                           UGLY DUCKLING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                              20841                         86-0721358
(STATE  OR  OTHER                    (COMMISSION                 (IRS EMPLOYER
JURISDICTION  OF                  FILE NUMBER)          IDENTIFICATION NUMBER)
INCORPORATION)

            2525 EAST CAMELBACK ROAD, SUITE 1150, PHOENIX, AZ 85016
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (602) 852-6600

                                     NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM  5.          OTHER  EVENTS.

     On April 21, 1997, Ugly Duckling Corporation (Nasdaq NM: "UGLY") announced that it has completed the registration of 5,413,144 shares of common stock. Of those shares, 5,075,500 were originally sold in February 1997 to institutional investors in a private placement, and 337,644 were previously sold to an institutional investor. Since the registration statement covers the resale of shares previously issued by the Company, the Company will receive no proceeds.
A copy of the Prospectus may be obtained from the offices of Ugly Duckling Corporation, 2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016, (602) 852-6600.
Headquartered in Phoenix, Arizona, Ugly Duckling Corporation operates the largest publicly held chain of "buy-here/pay-here" used car dealerships in the United States and underwrites, finances, and services retail installment contracts generated from the sale of used cars by its dealerships and by third party used car dealers located in selected markets throughout the country.
                                     *****
     The above narrative includes statements which may constitute forward looking statements made pursuant to the safe harbor provisions of the Privates Securities Litigation Reform Act of 1995. Forward looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward looking statements. Factors that would cause or contribute to such differences include, but are not limited to, factors detailed in the section entitled "Risk Factors" and elsewhere in the Company's Prospectus dated April 21, 1997 and in Ugly Duckling Corporation's other Securities and Exchange Commission filings.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             UGLY  DUCKLING  CORPORATION
                                                   (Registrant)

Dated:  April  21,  1997                 By: /s/  Steven T. Darak
                                             ---------------------------------
                                             Steven T. Darak
                                             Chief Financial Officer,
                                             Senior Vice President, and
                                             Treasurer